Exhibit 99.1

Contact:	Luke Umstetter
Senior VP, General Counsel and Secretary
(864) 298-9800

World Acceptance Corporation Names John L. Calmes Jr. President and Chief Executive Officer

GREENVILLE, S.C. (September 21, 2026) — World Acceptance Corporation (NASDAQ: WRLD) ("World Acceptance" or "the Company") today announced that its Board of Directors has appointed John L. Calmes Jr. as President and Chief Executive Officer, effective September 21, 2026. Mr. Calmes most recently served as the Company's Executive Vice President, Chief Financial and Strategy Officer, and Treasurer.

"John has a deep understanding of our business and is largely responsible for the financial discipline we have maintained and our strong balance sheet," said Board Chairman Ken Bramlett Jr. "He has the respect of the organization and will hit the ground running.  The Board is confident that John is the right person to serve as our CEO and believes that he and his team can create value for our shareholders and the customers we serve."

"I'm honored by the Board's confidence and excited to lead World Acceptance into its next chapter," said Mr. Calmes. "For more than 60 years, this Company has been committed to helping our customers achieve their financial goals, and I look forward to building on that legacy alongside our talented team. I’m optimistic about the future and the opportunities ahead as we continue to build on our solid foundation and deliver positive results for our stakeholders. Through two and a half months of the second fiscal quarter, our business is producing strong results similar to what we reported in the first quarter."

In his most recent role with the Company, Mr. Calmes oversaw financial strategy, capital markets activities and corporate strategy initiatives. Prior to joining World Acceptance, he served as Director of Finance — Corporate and Investment Banking at Bank of Tokyo-Mitsubishi UFJ and previously as a Senior Manager at PwC, where he specialized in serving publicly listed banking and capital markets clients. Mr. Calmes holds a Bachelor of Arts in accounting and a Master of Accountancy from the University of South Carolina's Darla Moore School of Business.

About World Acceptance Corporation

Founded in 1962, World Acceptance Corporation (NASDAQ: WRLD) is a people-focused finance company that provides personal installment loan solutions and personal tax preparation and filing services to over one million customers each year. Headquartered in Greenville, South Carolina, the Company operates more than 1,000 community-based World Finance branches across 16 states. The Company primarily serves a segment of the population that does not have ready access to credit; however, unlike many other lenders in this segment, the Company strives to work with its customers to understand their broader financial situations, ensure they have the ability and stability to make payments, and help them achieve their financial goals. For more information, visit www.loansbyworld.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including expectations related to appointment of Mr. Calmes. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” “intend,” “plan,” “expect,” “project,” “believe,” “may,” “will,” “should,” “would,” “could,” “probable,” and any variation of the foregoing and similar expressions, are forward-looking statements. Such forward-looking statements are inherently subject to risks and uncertainties, and you should not place undue reliance on them. Important factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, among others, any changes in plans of Mr. Calmes and the Company’s ability to attract or retain key personnel. These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors,” in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2026, as filed with the SEC, and in the Company’s other reports filed with or furnished to the SEC from time to time.

World Acceptance Corporation undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by law. The Company is not responsible for changes made to this document by wire or Internet services.

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